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                                                              EXHIBIT 23.1



                                     Law Offices of
                             Donovan Leisure Newton & Irvine
                                  30 Rockefeller Plaza
                                  New York, N.Y.  10112



                                            September 30, 1994



              Alleghany Corporation
              Park Avenue Plaza
              New York, New York 10055

                        Re:  Alleghany Corporation
                             Registration Statement on Form S-3
                             Filed with the Securities and Exchange
                             Commission on September 30, 1994
                             --------------------------------------

              Gentlemen:

                        We are acting as counsel for Alleghany Corporation,
              a Delaware corporation ("Alleghany"), in connection with the registration by Alleghany under the Securities Act of 1933, as amended (the "Act"), of 212,757 shares of common stock, par value $1.00 per share (the "Shares"), which are presently outstanding and will be offered for the accounts of certain stockholders of Alleghany (the "Selling Stockholders") under the Registration Statement on Form S-3 filed with the Securities and Exchange Commission on September 30, 1994 (the "Registration Statement").

                        We are familiar with the proceedings of Alleghany
              relating to the authorization and issuance of the Shares. In addition, we have made such further examinations of law and fact as we have deemed appropriate in connection with the opinion hereinafter set forth. We express no opinion as to the law of any jurisdiction other than the laws of the State of New York and the corporate laws of the State of Delaware.

                        Based upon the foregoing, we are of the opinion
              that the Shares to be offered for the accounts of the Selling Stockholders have been duly authorized and validly issued, and are fully paid and nonassessable.

                        We hereby consent to the filing of this opinion as
              an exhibit to the Registration Statement and to the reference to our firm which appears in the Prospectus constituting a part thereof under the caption "Legal Opinion." In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act, or under the rules and regulations of the Securities and Exchange Commission thereunder.

                                       Very truly yours,


                                       /s/ Donovan Leisure Newton & Irvine